Exhibit 10.01

RESIGNATION AGREEMENT AND
GENERAL RELEASE AND WAIVER

Mark H. Stenberg, having office at 115 East 87th St. New York, NY (the “Executive”), and NUTRITION 21, INC., with its principal office at 4 Manhattanville Road, New York 10577 (the “Company” or “Nutrition 21”), hereby enter into the following Agreement and General Release and Waiver dated September 19, 2008 (the “Agreement”).

1. The Executive confirms that on September 19 2008 he resigned as a director, officer and employee of the Company and its subsidiaries and affiliates, the effective date of this agreement. Company shall pay Executive all compensation and all benefits earned and to which he is entitled to as of the effective date of this Agreement.

2. The Executive consulted with attorneys of his choice concerning this Agreement and the implications of Executive signing or not signing the Agreement.

3. The Executive has carefully considered other alternatives to executing this Agreement and has entered into this Agreement voluntarily and of the Executive’s own free will.

4. The Executive is entitled to change his mind and revoke this Agreement, by written notice to the Company, within seven days after signing it. This Agreement will become effective only if Executive has not revoked the Agreement within seven days as aforesaid.

5. The Company has entered into a Consulting Agreement with Executive that will be effective only upon the effectiveness of this Agreement. In addition, upon the effectiveness of this Agreement, the Company will release the current lock-up on shares of the Company’s common stock that are owned by Executive. Executive acknowledges that restriction on stock transactions that are imposed by securities laws will continue to be in effect. The Company will assist Executive in filing a Form 4 to reflect Executive's resignation, and, if required, will within 30 days file a registration statement to register shares of common stock acquired by Executive in connection with the acquisition by the Company of Iceland Health.

6. The Executive acknowledges that he knows that there are various State and Federal laws which prohibit employment discrimination on the basis of age, sex, race, color, creed, national origin, marital status, religion, disability, veteran status, or other protected classifications and that these laws are enforced through the Federal Equal Employment Opportunity Commission, and various state, city, county and local human rights agencies. In particular, the Executive knows that he may have rights under the Federal Age Discrimination in Employment Act, which prohibits companies from discriminating against Employees because of their age. As additional consideration for the Company entering into the Consulting Agreement, the Executive voluntarily gives up any rights he may have under these or any other laws with respect to his prior employment with the Company or the termination of his employment, including his rights under the Age Discrimination in Employment Act. The Executive agrees that, as of the date of this Agreement, the Company has not (a) discriminated against him, (b) breached any express or implied contract with him, or (c) otherwise acted unlawfully toward him.

7. Executive, his heirs, personal representatives, successors and assigns (“Executive Releasing Parties”), hereby generally release and discharge the Company, its successors, subsidiaries, and their officers, directors and Executives (“Company Released Parties”) from all claims, liabilities, demands or causes of action, known or unknown, from the beginning of the world up to and including the effective date of this Agreement, except for:

(i) the Company’s obligations under this Agreement and the Consulting Agreement,

(ii) any indemnification rights of the Executive under the Company’s certificate of incorporation and by-laws,

(iii) the Company’s liability to Executive for principal and interest in respect of a note to Executive in the principal amount of $1,250,000 and all of the security for such Note as provided by Section 3(e) of the Amended and Restated Merger Agreement dated as of August 25, 2006 (“Merger Agreement”),

(iv) all rights to consideration pursuant to Section 5 of the Merger Agreement,

(v) the applicable provisions of Section 14 of the Merger Agreement shall apply to the two items listed below in Paragraph 8 B. (i) and (ii), and

(vi) all rights to compensation and benefits to the effective date of this Agreement.

The matters released include, but are not limited to, claims of entitlement to change of control payments or to options, restricted common stock and SAR’s or other equity or equity-related instruments not referred to herein, wrongful discharge, breach of any implied or express contract, whether oral or written, fraud, misrepresentation, or any other tort. This also includes any claims based on any local, state or federal statute relating to age, sex, race, or any other form of discrimination such as, but not limited to, the Age Discrimination In Employment Act, Title VII of the Civil Rights Act of 1964, and other similar state and local anti-discrimination laws.

Nothing contained herein shall restrict Executive from any rights he may have as a Shareholder.

8. A. The Company hereby generally releases and discharges the Executive Releasing Parties from all claims, liabilities, demands or causes of action, known or unknown, from the beginning of the world up to and including the effective date of this Agreement, except for:

(i) covenants and liabilities of Executive under (1) this Agreement, (2) the Consulting Agreement, (3) the Executive’s liability to the Company for principal and interest in respect of a note to the Company in the principal amount of $85,000, and (4) except as provided in Section B, any agreement, instrument or document i.e. the Merger Agreements executed by Executive in connection with the Company’s acquisition of Iceland Health in 2006, and

(ii) expenses incurred by Executive under the Company’s American Express card from and after September 19, 2008.

B. The Company confirms that Executive’s liability in respect of representations and warranties under the Merger Agreements has expired except in relation to (i) currently ongoing proceedings with the US Customs and Border Protection regarding fish oils imported from Iceland and (ii) claims by Dr. Gordon for compensation earned prior to August 25, 2006. Executive’s liability in respect of claims by Dr. Gordon shall terminate if Dr. Gordon releases his claims against the Company for payments by the Company that do not exceed $30,000. In the event Dr. Gordon asserts any claims for compensation for any period prior to August 25, 2006, Executive shall be given written notice of such claim and shall have the right to participate in the resolution of such claims.

9. Cooperation.

(a) In addition to his obligations under the Consulting Agreement, Executive agrees to provide from time to time telephone consultation. The consultation contemplated may include such matters as, for example, interpreting handwritten notes that may be illegible, locating hard copy or computer files, etc.

(c)  Executive will for no additional compensation cooperate fully and at reasonable times with the Company and its subsidiaries in all litigations and regulatory proceedings on which the Company or any subsidiary seeks Executive’s assistance and as to which Executive had any knowledge or involvement. Without limiting the generality of the foregoing, Executive will be available to testify at such litigations and other proceedings, and will cooperate with counsel to the Company in preparing materials and offering advice in such litigations and other proceedings. Except as required by law and then only upon reasonable prior written notice to the Company, Executive will not in any way cooperate or assist any person or entity in any matter which is adverse to the Company or which is adverse to any person who at any time is or was an officer or director of the Company. Notwithstanding the foregoing, the Company will reimburse Executive for out of pocket expenses incurred in connection with attendance at litigation matters that require travel.

10. Executive will promptly at the Company’s request return to the Company all Company property, proprietary documents and materials in the Executive’s possession. Such property, documents, and materials include, but are not limited to, all domain names, web-hosting sites, e-mail accounts and archives, documentation used in connection with the Iceland Health business, an automobile, computer hardware, telephones, keys, correspondence, notes and notebooks, drawings, prints, photographs, tape recordings, marketing information, sales information, customer information, customer lists, computer software disks and other written, typed, printed or recorded materials to which the Executive had access or which the Executive developed during the course of his employment with the Company and all copies thereof. The Executive will also at the Company’s request provide the Company with an inventory of the Company’s property in his possession.

11.  The Letter Agreement dated August 25, 2006 between the Company and Executive setting forth the terms of Executive’s employment is terminated but the confidentiality and non-compete provisions of such agreement shall survive, provided there shall be no confidentiality requirement for vendor information.

12. The Executive affirms that no promise, inducement or agreement not expressed in this Agreement has been made, and this Agreement contains the entire agreement of the parties.

13. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal or state statute or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or any other possible or claimed violation of law or rights. The federal and state courts sitting in the State of New York shall have exclusive jurisdiction with respect to this Agreement. Trial by jury is waived.

14. If a court of competent jurisdiction finds any provisions of this Agreement unenforceable under applicable law, the enforceability of all other provisions shall not be affected by such partial unenforceability, and the remainder shall continue to be binding and in full force and effect.

15. The Executive hereby agrees and acknowledges that since September 19, 2008 he has no longer been employed by the Company and further agrees and acknowledges that he will make no further attempt, at any time, to seek employment with the Company and/or any affiliated company, subsidiary, or division.

16. This Agreement shall not be interpreted in favor of or against either party on account of such party having drafted this Agreement.

17. If any party to this Agreement breaches any of the terms of this Agreement, then that party shall pay to the non-defaulting party all of the non-defaulting party’s costs and expenses, including attorney’s fees, incurred by that party in enforcing the terms of this Agreement.

18. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same Agreement.

19. The parties shall execute any other instruments and/or documents that are reasonable or necessary to implement this Agreement.

20. The Executive agrees to keep this Agreement confidential and not to reveal its contents to anyone except his attorney or his financial consultant. Any press release or public statement or filing relating to Executive’s resignation or retention as a consultant shall be approved by Executive prior to release, such approval not to be unreasonably withheld or delayed.

21. This Agreement constitutes the entire agreement between the Executive and the Company and it may only be modified, altered or changed in writing, signed by both the Company and the Executive. It may be signed in counterparts and by facsimile.

22. This Agreement shall be subject to and governed by the laws of the State of New York.

BY SIGNING THIS AGREEMENT AND GENERAL RELEASE AND WAIVER, THE EXECUTIVE STATES THAT: HE HAS READ IT; He UNDERSTANDS IT AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS; HE AGREES WITH EVERYTHING IN IT; HE WAS TOLD, IN WRITING, TO CONSULT AN ATTORNEY BEFORE SIGNING IT; HE HAS BEEN GIVEN THE OPPORTUNITY TO REVIEW THE AGREEMENT FOR 21 DAYS AND THINK ABOUT WHETHER OR NOT HE WANTED TO SIGN IT; AND HE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.

THEREFORE, the Executive and the Company now voluntarily and knowingly execute the Agreement and General Release and Waiver.

/s/ Mark H. Stenberg Mark H. Stenberg NUTRITION 21, INC.
By: /s/ Michael A. Zeher
Michael A. Zeher